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                            STRASBURGER & PRICE, LLP
                           901 Main Street, Ste. 4300
                               Dallas, TX  75202
                                 (214) 651-2308



                                    CONSENT
                                    -------



     The undersigned hereby consents to the use of its name under the heading "Legal Matters" in the Registration Statement and related prospectus of Medical Device Technologies, Inc., file no. 33-32727.



                                    /s/ Strasburger & Price, LLP
                                    --------------------------------
                                    Strasburger & Price, LLP

Dallas, Texas
May 8, 1996